SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 1, 1996
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                       KIWI INTERNATIONAL AIR LINES, INC.
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             (Exact name of registrant as specified in its charter)

         New Jersey                  0-26106                    22-3158467
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(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)             Identification No.)

         Hemisphere Center, Routes 1 & 9 South, Newark, New Jersey 07114
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (201) 645-8401
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Item 1. POSSIBLE FUTURE CHANGE IN CONTROL OF REGISTRANT

         On July 1, 1996, the Company entered into a Convertible Note Purchase and Option Agreement (the "Agreement") with Recovery Equity Investors II, L.P., a California based investment fund ("REI"), pursuant to which REI purchased $2,000,000 principal amount of the Company's 6% Convertible Unsecured Notes Due March 15, 1997 ("Convertible Notes") for a purchase price of $1,995,000. The Convertible Notes provide for the conversion thereof, at REI's option, into either (i) the Company's Class C Common Stock at a conversion price of $1.00 per share, or (ii) after approval by the shareholders of the Company of an Amended and Restated Certificate of Incorporation (the "Restated Certificate") and the filing of the Restated Certificate with the New Jersey Secretary of State, convertible preferred stock having the rights, designations and preferences summarized below ("Convertible Preferred Stock"), at a conversion price of $1.00 per share.

         Pursuant to the Agreement, two persons designated by REI have been elected to the Company's 15-member Board of Directors. If REI acquires Convertible Preferred Stock, the terms thereof will provide for continued Board representation described below. If and when a Qualifying Public Offering (as such term is defined below) occurs, the Convertible Preferred Stock will, except in certain circumstances, automatically convert into Class C Common Stock. Thereafter REI and certain affiliates of REI who may hold Class C Common Stock issued upon conversion of Convertible Preferred Stock ("Conversion Shares"), shall have a nonassignable right to elect one director for each 10% of the total outstanding shares of Class C Common Stock represented by the Conversion Shares held by REI and its affiliates, but no more than 3 directors.

         Under the Agreement, REI purchased for $5,000 options to invest an additional $8 million in the Company no later than March 15, 1997, consisting of: (i) an option to purchase, exercisable on or before December 31, 1996, an additional $2 million principal amount of Convertible Notes (the "Additional Convertible Notes") for a purchase price of $2 million, and (ii) an option to purchase, exercisable on or before March 15, 1997, up to 6 million shares of the Company's Convertible Preferred Stock for a purchase price of $6 million. The conversion price on both the Additional Convertible Notes and the Convertible Preferred Stock is also $1.00 per share, subject to certain adjustments.

         If REI immediately converted its Convertible Notes, it would own 2 million shares of Class C Common Stock, representing approximately 34.3% of the combined voting power of all classes of voting Common Stock which would then be outstanding. A Voting Trust under which the voting trustees now have the power to vote all 2,009,208 shares of the Company's Class A Common Stock would in such case represent approximately 34.4% of the combined voting power of all classes of voting stock. Assuming exercise of all 3,216,676 outstanding warrants to purchase Class A or Class C Common Stock, and the issuance of 950,000 shares issuable upon conversion of other outstanding convertible notes, REI's percentage ownership upon immediate conversion would be 20% of the combined voting power all classes of voting stock, and the Voting Trust would have the right to vote shares representing approximately 35.4% of the combined voting power of all classes of voting stock.

         The Voting Trust expires December 31, 1997 and if the Restated Certificate required by the Agreement is approved by the Company's stockholders, all shares of Class A Common Stock

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will automatically convert into an equivalent number of shares of Class C Common
Stock on January 1, 1998. If and when those events occur, the Class A Common Shares will no longer be voted as a block, and the holders of Class A Common Stock will no longer have the right to elect a majority of the Board of Directors from time to time.

         Assuming the full $10 million is invested by REI and all Convertible Notes are subsequently converted by REI into stock, REI would own 10 million voting shares of the Company. REI's interests would represent approximately 72.3% of the combined voting shares of all classes, and approximately 55.6% of the combined voting shares of all classes, assuming exercise of all 3,216,676 outstanding warrants to purchase Class A or Class C Common Stock, and the issuance of 950,000 shares issuable upon conversion of other outstanding convertible notes.

         Under the Agreement, the Company is obligated to seek shareholder approval at its 1996 Annual Meeting, expected to occur in August, 1996, of the Restated Certificate which would provide, among other things, the following changes:

         (a) the authorization of 12,000,000 shares of Convertible Preferred Stock having rights, designations and preferences which can be summarized as follows:

                  (1) Dividends - the right to participate pari passu with holders of Common Shares in dividends and other distributions, if any;

                  (2) Redemption - (i) the right of the holders, at any time after August 1, 2001 (or earlier upon a change in control or certain other fundamental corporate transactions), if the Company has not theretofore conducted a public offering of its securities in which the Company receives at least $15,000,000 of gross offering proceeds (a "Qualifying Public Offering") to have the Company redeem the shares of Convertible Preferred stock at a price which is the greater of the original issue price of the shares or the fair market value of such shares, and (ii) the right of the Company, at any time after August 1, 2002 if the Company has not theretofore conducted a Qualifying Public Offering, to redeem the shares of Convertible Preferred Stock at the price set forth above;

                  (3) General Voting Rights - the right to vote on all matters submitted to vote on all matters submitted to a vote by the Common Stockholder on an as-converted basis (except the election of directors, which is discussed below);

                  (4) Class Voting Rights - the right to vote as a class on certain corporate matters such as mergers, consolidations sales of substantially all of the Company's assets, the issuance of senior securities, and any amendments to the Certificate of Incorporation changing the rights, designations and preferences of such preferred stock;

                  (5) Conversion - (i) the right to convert such preferred stock, at the holder's option into Class C Common Stock of the Company on a one for one basis, subject to adjustments, and (ii) the automatic conversion of such

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                           shares into Class C Common Stock of the Company
                           upon the occurrence of a Qualifying Public Offering;

                  (6) Preemptive Rights - the preemptive right to purchase shares of common or preferred stock offered and sold by the Company in private transactions (excluding shares offered and sold under certain employee benefit plans);

                  (7) Liquidation Preference - In the event of a liquidation of the Company, the holders of the Convertible Preferred Stock will be entitled to receive from the assets of the Company, before distribution of such assets to holders of Common Stock, an amount equal to the price per share at which such Convertible Preferred Stock was originally issued, adjusted for stock splits or combinations, if any; and

                  (8) Representation on Board of Directors - (i) from the time Convertible Preferred Stock is originally issued until January 1, 1998, the holders of Convertible Preferred Stock shall be entitled to elect two members of the Board of Directors, and (ii) from January 1, 1998 until a Qualifying Public Offering has occurred, the holders of Convertible Preferred Stock shall be entitled to elect one-third of the members of the Board of Directors.

         (b) the elimination of an unquantified liquidation preference of Class C Common shares over Class A Common and Class B Common shares;

         (c) the elimination of Class B and Class D Common Stock (of which no shares have heretofore been issued) and therefore a conversion feature of Class C Common stock, under which outstanding shares of Class C Common convert automatically to shares of Class B Common if the holder thereof becomes employed by the Company, and a concurrent issuance of an additional $1500 worth of Class B Shares as a "bonus" to such holder;

         (d) the automatic conversion of all issued and outstanding shares of Class A Common Stock into Class C Common Stock effective January 1, 1998, immediately following the expiration of the Voting Trust on December 31, 1997.

         Under the terms of the Agreement and the Restated Certificate, limitations may be imposed on REI's ability to convert Convertible Notes or purchase Convertible Preferred Stock if the issuance of shares of Class C Common Stock or Convertible Preferred Stock, as the case may be, would result in a breach of any United States statutory or United States Department of Transportation regulatory restrictions on foreign ownership or control of the Company or its securities, which breach would result in the loss of the Company's operating certificates or authorities (such statutory and regulatory restrictions being called collectively "Foreign Ownership Restrictions"). Generally, Foreign Ownership Restrictions currently in effect require that persons who are not "citizens of the United States" for the purpose of such Foreign Ownership Restrictions ("U.S. Citizens") in the aggregate, not own more than 25% of the voting securities of a United States air carrier such as the Company, that the President and two-thirds or more of the board of directors and other managing officers of the United States air carrier be U.S. Citizens and that persons who are not U.S. Citizens not otherwise have the ability to exert significant

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control over the United States air carrier. REI, although a Delaware limited partnership , as a result of the ownership of certain of its limited partnership interests, might not currently be considered to be a U.S. Citizen. Accordingly, REI's right to convert Convertible Notes and purchase Convertible Preferred Stock would be subject to the limitations described above. Pursuant to the Purchase Agreement, the Company has agreed to limit ownership of its equity securities by persons other than REI who are not U.S. Citizens to not more than 10% of its total outstanding equity.

         The terms of the Convertible Notes and the terms of the Convertible Preferred Stock both prohibit the Company from (a) issuing any equity securities, or any rights, options or warrants to acquire any equity securities that are senior to, or (except in certain circumstances) pari pasu with, the Convertible Preferred Stock, (b) prior to the termination of the Voting Trust Agreement (as defined below), except in certain circumstances, incurring more than an additional aggregate $1,000,000 of indebtedness for borrowed money (other than refinancing of debt outstanding on July 1, 1996) unless the Company's ratio of "Earnings Before Fixed Charges and Taxes" to "Fixed Charges" on a pro forma basis and based on the Company's annualized performance over the preceding six months is 1.25 to 1 or greater and (c) engaging in any merger or consolidation, liquidation or sale or other disposition of all or substantially all of its assets.

         In addition, the occurrence of a "Change of Control" or a "Material Sale Transaction" will constitute an event of default under the Convertible Notes and require, at the holder's option, the redemption of outstanding shares of Convertible Preferred Stock. For the purpose of the Convertible Notes and the Convertible Preferred Stock, a "Change of Control" will be deemed to have occurred upon the acquisition by an individual or group of 40% or more of the combined voting power of the Company's outstanding voting securities or if the Company's current Directors or approved successors cease to constitute a majority of the Board of Directors. A "Material Sale Transaction" is a transaction which has not been approved by a majority of the directors designated by REI and then serving on the Company's Board of Directors involving a sale or other disposition by the Company of 25% or more of its aircraft fleet or operational rights at any airport (or group of airports within any 12-month period) representing 25% or more of its gross revenues for the preceding 12 months.

         The Company disclaims any change in control occurring by virtue of the offer and sale of $2,000,000 principal amount of the Convertible Notes to REI pursuant to the Agreement. If REI exercises its options under the Agreement to purchase additional securities, it may result at a subsequent date in a change in control of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Not Applicable.

         (b)  Not Applicable.

         (c)  Exhibits

                  (99) The Convertible Note Purchase and Option Agreement (the "Agreement") with Recovery Equity Investors II, L.P. is incorporated herein by reference to Exhibit 1 to the Schedule 13D filed by Recovery Equity Investors II, L.P., Recovery Equity Partners II, L.P., Joseph J. Finn-Egan and Jeffrey A. Lipkin with the Commission on July 11, 1996.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     DATE:  July 12, 1996

                           REGISTRANT:      KIWI INTERNATIONAL AIR LINES, INC.

                                            By:  /s/  JAMES E. PLAYER
                                                ------------------------------
                                                      James E. Player
                                                      Vice President and
                                                      Chief Financial Officer